UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): April 12, 2005

                        MainSource Financial Group, Inc.
             (Exact name of registrant as specified in its charter)

          Indiana                     0-12422                 35-1562245
State or Other Jurisdiction of     Commission File No.      I.R.S. Employer
Incorporation or Organization                             Identification Number



                               201 North Broadway
                            Greensburg, Indiana 47240
                    (Address of principal executive offices)

                                 (812) 663-0157
                         (Registrant's Telephone Number,
                              Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the
     Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications
     pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.             Regulation FD Disclosure

On April 12, 2005, MainSource Financial Group, Inc. (the "Company"), issued a press release announcing that it filed a Form S-3 Registration Statement with the Securities and Exchange Commission. The registration statement covers the offer of up to $35 million of the Company's common stock, including shares to cover over-allotments, if any. The press release is attached hereto as an exhibit to this Current Report on Form 8-K and is being furnished pursuant to this Item 7.01 as Exhibit 99.1 to this Current Report on Form 8-K.

The registration statement relating to the securities has been filed with the Securities and Exchange Commission, but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01.             Financial Statements and Exhibits

    (c) The following exhibit is furnished with this report:

         Exhibit No.       Description

         99.1 MainSource Financial Group, Inc.'s press release dated April 12, 2005.

                                   Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     MAINSOURCE FINANCIAL GROUP, INC.

Date:    April  12, 2005             By:  /s/ James L. Saner, Sr.
                                     ----------------------------------------
                                     James L. Saner, Sr.
                                     President and Chief Executive Officer